As Filed With the Securities and Exchange Commission on ???????????????
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Electronic Corporate Filing Services, Inc.
(Name of Small Business Issuer in its Charter)

Nevada	7374	91-2019712
(State or Other Jurisdiction of	(Primary Standard	(IRS Employer
Incorporation or Organization)	Classification	Industrial Identification Number)
	Code Number)

	26842 Salinas Lane
	Mission Viejo CA 92691
	(949) 235-0198
(Address and Telephone Number of Principal Executive Offices
	and Principal Place of Business)

(Name, address and telephone number for service) Curtis Fox, President and Director Electronic Corporate Filing Services, Inc. 26842 Salinas Lane Mission Viejo CA 92691 (949) 235-0198	With Copies to: William Stocker, Attorney 34190 Sepulveda Avenue Capistrano Beach CA 92624 (949) 487-7295

Approximate Date of Proposed Sale to the Public: As soon as practicable and from time to time after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

THIS IS A CONTINUOUS OFFERING, PURSUANT TO RULE 415 OF THE SECURITIES ACT OF 1933

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to to Be Registered per Share(1)(2)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price (1) Fee	Amount of Registration
Common Stock	$ 0.20	3,000,000	$ 600,000	$ 55.20
(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) The most recent issuance of common stock by the registrant was priced at $0.35 per share, when an issuance of 200,000 shares occurred on a private placement basis on August 20, 2001. The registrant believes this transaction supports a bona fide estimate of $0.65 per share as an estimated offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

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PROSPECTUS

Electronic Corporate Filing Services, Inc.

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

Subject to Completion - ????????????????

3,000,000 SHARES OF COMMON STOCK to be OFFERED

This prospectus is part of a registration statement that permits Electronic Corporate Filing Services to offer the shares on a continuous or delayed basis in the future, more than thirty days and less than one year from effectiveness. As a result it is impractical to state either the number of shares that will be available to the public or the price. We wish to raise $600,000, and we are offering up 3,000,000 shares in an attempt to do it. There is no minimum offering and no escrow. There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our common stock is not currently listed or quoted on any quotation service. This offering is self-underwritten. Shares will be sold by our President, Curtis Fox, without the use of an underwriter. This offer will terminate twelve months after the date of this Prospectus. There are no pre-existing contractual agreements for any person to purchase the shares.

THE COMMON STOCK OFFERED IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE PARTICULARLY ? RISK FACTORS ? FOLLOWING THE PROSPECTUS SUMMARY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company

Per share	$............	$0	$........
Total	$...........	$0	$.........

THE DATE OF THIS PROSPECTUS IS ________, 2003 subject to completion

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before contemplating purchase of shares in the offering. You should read the entire prospectus carefully.

Electronic Corporate Filing Services, Inc. ("ECFS") is the name of our reporting corporation. It may be referred to as the "Parent Company", for the reason that we acquired our business by acquiring EdgarCFS, Inc. as our "Subsidiary". Our principal executive offices are located at 26842 Salinas Lane, Mission Viejo CA 92691, and our phone number is (949) 235-0198.

Our Business . We are engaged in the principal business of providing electronic filing services for clients needing to electronically file prospectuses, registration statements, and other documents under federal securities laws with the Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR®"). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package. This electronic format, has been historically ASCII text, includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR® allows registrants to file and the public to retrieve disclosure information electronically. We are moving to the more attractive and functional HTML filing format, which allows a virtual photographic copy of the hard copy to be filed.

The Offering

Common stock offered	Up to 3,000,000 shares
Common stock outstanding before the offering	6,880,000
Common stock outstanding after the offering	9,880,000
Use of proceeds	Marketing, expansion, advertising and working capital
Risk factors	The common stock offered is speculative and involves a high degree of risk and substantial dilution.
Symbol	None
Term of Offering	12 months after the date of Prospectus

Fixed offering price per share . $.?? Per Share. This offering is set at a fixed price until and unless our Common Voting Shares are quoted or listed on a specified market.

Currency of Financial Information . We are a public reporting company. Our common stock is registered as class pursuant the Securities Exchange Act of 1934. We have filed annual and quarterly reports with the Securities and Exchange Commission, with current financial information. As our business operations are located in United States of America, we maintain our financial statements in U.S. dollars. Our financial statements are prepared in accordance with generally accepted auditing standards in the United States. All references to the dollar herein are in the lawful currency of U.S. Dollars unless noted.

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Selected Financial Data . The following financial information is summarized from our Audited Financial Statements for the year ended December 31, 2002 and 2001. Financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including notes, included elsewhere in this Prospectus. The operating results for the period ending December 31, 2002 do not necessarily indicate the results to be expected for any future period.

	Year ended 12/31 2002	Year ended 12/31 2001	From Inception 6/13/90

Total Assets	$2,176	$3,463	$N/A
Revenues	150,155	12,602	162,757
Operating Expenses	(162,881)	(14,139)	(177,020)
Net Earnings or (Loss)	(12,726)	(1,537)	(14,263)
Per Share Earnings or (Loss)	(.00)	(.00)	(.00)
Average Common Shares Outstanding	9,992,932	6,000,000	8,336,315

RISK FACTORS

There is no established market for our stock and investors may not be able to sell their shares in the future. If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment. Our securities have never traded on any exchange, or been quoted on either the OTCBB (Over-The-Counter Bulletin Board) or the NQB Pink Sheets. Even assuming OTCBB quotation, if and when approved, therefore, there is no reason to anticipate the creation of an active trading market until or unless continuing operations indicate growth of profitability from such operations.

Our financial status creates a substantial doubt whether we will continue as a going concern, and, if we do not continue as a going concern, investors may lose their entire investment. As noted in note 4 to our financial statements, we have nominal assets and limited operations with which to create operating capital. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on Form SB-2. Our company's plan specifies a minimum amount of $58,450 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

We have only a Limited operating history. We have been in operation in our present business only since April of 2001. There is accordingly a limited operating history upon which to assess the probable future of our business development program.

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We lack recent profits form operations. We are enjoying revenues from operations; however, we are far from achieving or demonstrating either profitability or and indication of profitability in the near future.

Our financial position is weak. We do not enjoy a reserve capital base to fund unexpected contingencies or to discharge all our debts and obligations, without some forbearance by our creditors. While we are able to continue operations and seek to improve our business based upon current conditions, our financial position remains weak.

We have no liquidity or capital resources, and may have to depend upon contributions from our officers to continue in operation, which may affect our ability to operate continuously. Our officer, Curtis Fox may be required to provide us with all of our operating capital on an as-needed basis. We have no cash reserves and may be completely dependent upon them to support our operations, should current revenues not be adequate.

Our growth will be limited to the amount of capital we are able to raise in this offering. If we raise only a nominal amount, then investors can expect to experience a slow growth or no growth in their investment. The amount of capital we raise will determine the amount of money we will be able to spend on developing our business along the lines we have already in place and functioning. IF the capital raised in this offering is nominal, then investors would be likely to experience a much slower growth.

This offering is self-underwritten, and has no minimum, which must be raised, which means that we may not raise any proceeds or only nominal, and investor's run the risk of losing their entire investment. Since this offering is self-underwritten, and has no minimum amount, which must be raised for us to use the funds, Moreover, we may raise only nominal funds, or no funds at all.

This offering has no escrow, and investor funds may be used upon receipt. There is no escrow of any funds received by Jasmine in this offering, and any funds received may be used by Jasmine as the funds are received.

This offering is a direct participation offering, and there may be less due diligence performed. In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

Competition in our Industry is major concern . We are engaged in a highly competitive industry. Competition is intense and the intensity can be expected to increase. Many larger and better capitalized firms may be expected to compete intensely for customers of like or similar services. There are several large and numerous small competitors. Ease of entry into this service area is relatively inexpensive. We expect to face continuing competition based on price and service offerings from existing competitors and new market entrants in the future. Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies, which could hinder our ability to market our Internet telephony services. The principal competitive factors in the market include price, quality of service, breadth of geographic presence, customer service, reliability, and quality of attention given to customer orders.

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We are presently dependent on a few major customers. We are initially dependent on a limited number of corporate or clients. We presently serve about twenty corporate clients, and some additional individual filers.

We are dependent on key management . We are dependent on management consisting of only two persons. The health and continued availability of these key persons is essential to our continuance as a going concern.

The "Penny Stock" rules affect our common shares. The Company's common stock may be deemed to be a "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stock share stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ). Listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Reg. Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

Risks of State Blue Sky Laws . In addition to other risks, restrictions and limitations which may affect the resale of the existing shares of the common stock of this Registrant, consideration must be given to the "Blue Sky" laws and regulations of each State or jurisdiction in which a shareholder wishing to re-sell may reside. This Registrant has taken no action to register or qualify its common stock for resale pursuant to the "Blue Sky" laws or regulations of any State or jurisdiction. Accordingly offers to buy or sell the existing securities of this Registrant may be unlawful in certain States.

Effect of Penny Stock and State Blue Sky Laws. The effect of the Penny Stock and State Blue Sky Laws, mentioned above, is that they may make it difficult for a broker to sell shares acquired in the offering.

Our Management has effective majority control. Our Officer/Director, Curtis Fox owns 6,000,000 shares of our common stock. This is and will remain a control block of ownership. This means that Curtis Fox has majority voting control over matters submitted to shareholders. This is true both before and after the offering.

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Forward Looking Statements

This registrations statement contains forward looking statements. Our expectations of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; the pace of our growth, if any; and technological changes in communication or filing procedures which may render our equipment or procedures obsolete or less competitive. The point is that statements of hope and expectation should not be taken as facts or as assurances of future results.

Use of Proceeds

The following tables show our estimated annual usage of proceeds, assuming 10%, 25%, 50%, 75% and 100% are sold. There can be no assurance that any shares will be sold in this offering. In the event only minimal proceeds are received from shares sold in this offering, then we will use the proceeds for working capital only, and will continue to market our services by word of mouth and on the Internet, with any advertising or formal marketing plan.

	10%		25%		50%
	$	%	$	%	$	%
Accounting	600	1.35	1,000	0.74	1,500	0.53
Auditor	2,000	4.49	2,500	1.86	3,000	1.05
Edgar Software License	1,500	3.37	1,500	1.12	1,500	0.53
Executive Salaries	0	0.00	36,000	26.77	48,000	16.87
General & Administrative -------------------------------------------------	7,200 ---------------------	16.18 ----------------------	10,800 -----------------------	8.03 ---------------------	14,400 ---------------------	5.06 ---------------------
Insurance	1,200	2.70	1,200	0.89	1,500	0.53
Legal	1,000	2.25	1,000	0.74	2,000	0.70
Marketing & Advertising	5,000	11.24	10,000	7.43	15,000	5.27
New Computer Equipment	2,200	4.94	2,200	1.64	2,200	0.77
New Office Equipment	1,000	2.25	2,000	1.49	3,000	1.05
Office Equipment Lease -------------------------------------------------	0 ---------------------	0.00 -----------------------	6,000 -----------------------	4.46 ---------------------	6,000 ---------------------	2.11 ---------------------
Office Supplies	600	1.35	1,000	0.74	1,500	0.53
Outsourcing	2,500	5.62	18,000	13.38	30,000	10.54
Rent	18,000	40.45	18,000	13.38	18,000	6.33
Shareholder Relations	1,000	2.25	5,000	3.72	15,000	5.27
Miscellaneous	700	1.57	1,500	1.12	2,500	0.88
Cash Reserve	0	0.00	16,800	12.49	119,400	41.97
-------------------------------------------------	---------------------	-----------------------	-----------------------	---------------------	---------------------	---------------------
Totals	44,500	100.00	134,500	100.00	284,500	100.00

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	75%		100%
	$	%	$	%
Accounting	2,000	0.46	2,500	0.43
Auditor	3,500	0.81	4,000	0.68
Edgar Software License	1,500	0.35	1,500	0.26
Executive Salaries	72,000	16.57	96,000	16.42
General & Administrative -------------------------------------------------------------------	18,000 ---------------------------	4.14 -------------------------------	24,000 -------------------------------	4.11 ---------------------------
Insurance	1,500	0.35	2,000	0.34
Legal	2,000	0.46	2,000	0.34
Marketing & Advertising	20,000	4.60	25,000	4.28
New Computer Equipment	2,200	0.51	2,200	0.38
New Office Equipment	4,000	0.92	5,000	0.86
Office Equipment Lease -------------------------------------------------------------------	12,000 ---------------------------	2.76 -------------------------------	12,000 -------------------------------	2.05 ---------------------------
Office Supplies	2,000	0.46	2,500	0.43
Outsourcing	36,000	8.29	48,000	8.21
Rent	18,000	4.14	18,000	3.08
Shareholder Relations	15,000	3.45	20,000	3.42
Miscellaneous	3,500	0.81	4,500	0.77
Cash Reserve	221,300	50.93	315,300	53.94
-------------------------------------------------------------------	---------------------------	-------------------------------	-------------------------------	---------------------------
Totals	434,500	100.00	584,500	100.00

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon current plans and certain assumptions regarding industry and general economic conditions and future revenues and expenses. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. "Working Capital" includes payroll, office expenses and supplies, insurance and other general and administrative expenses. None of the proceeds are allocated to Officer's salaries, or payments to any directors or affiliates.

In as much as we are a full-reporting public company, with common stock registered, as class, pursuant to the Securities Exchange Act of 1934, our administrative expenses includes, periodic auditing, legal and professional expenses to prepare and file regular reports with the SEC for purposes of public disclosure.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States Government Securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

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Dividend Policy

We have not paid any cash dividends on our Common Stock, and do not anticipate paying cash dividends on our Common Stock in the next year. We anticipate that any income generated in the foreseeable future will be retained for the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, debt service, capital requirements, business conditions, the financial condition of the Company and other factors that the Board of Directors may deem relevant.

Determination of Offering Price

The Offering price was determined by the Board of Directors based upon factors including the book value of our outstanding stock, the lack of a current market for the stock, our need for capital our lack of liquidity and limited earning history, and the nature of the expected market for our services. Our common stock is not listed or quoted at the present time, and there is no present public market for our common stock. We have not obtained a market maker to agree to file an application for our securities to be listed or quoted anywhere. Upon the effectiveness of this Registration Statement, we would expect to find such a market maker to make such an application; however, the obtaining of a quotation on the OTCBB (Over-The-Counter Bulletin Board) is subject to NASD (National Association of Securities Dealers) approval after a review and comment period. Accordingly, there can be no assurance that the NASD will accept our future market-maker's application. Therefore, no assurance can be given that a public market will develop soon, or at any time.

Dilution

    "Dilution" is the difference between the public offering price of the common stock included in the shares, and the net tangible book value per share immediately after the offering. The following discussion attempts to illustrate the Dilution assuming 100%, 75%, 50%, 25% and only 10% placement, sale and proceeds. "Net Tangible Book Value" is the amount that results from subtracting the total liabilities and intangible assets of the company from its total assets. As of June 30, 2003, the net tangible book value of the our common stock was $(119,084) or approximately $(0.02) per share.

100%

The following tables summarize the differences in total estimated consideration, average price and dilution per share of Common Stock paid by the existing shareholders of our corporation and the price (estimated) paid by purchasers of all the shares, if all are sold in this offering, and if 100% of the gross proceeds of this offering are received. After giving effect to the sale of 3,000,000 shares at an offering price of $0.20 per share of common stock, application of the estimated net proceeds of sale, after deducting offering expenses of $15,500 , our net book value as of the closing of this offering would increase from $(0.0173) to $0.0471) per share to current shareholders, and the immediate dilution of $(0.1477) per share to new investors, as illustrated in the following table:

Maximum

Public Price per share	$ 0.20
Net tangible book value per share before the offering	$ (0.0173)
Increase per share attributable to amount invested by the public	$ 0.0664
Net Tangible book value per share after the offering	$ 0.0471
Dilution to public investors	$ (0.1477)
Percentage Dilution	(75.82)%

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    The following table summarizes, both before and after the offering, assuming the sale of all of the 3,000,000 shares offered, a comparison of the number of shares purchases, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

	Shares of Common Stock Purchased	Aggre- gate Consi- deration	% of Total Shares	% of Total Consi- deration	Average Consi- deration per Share

Present Shareholders	6,880,000	$ (119,084)	69.64%	(25.59)%	(0.0173)
Investors	3,000,000	$ 584,500	30.36%	125.59%	0.20
Totals	9,880,000	$ 465,416	100.00%	100.00%

Of course, there can be no assurance that all of the 3,000,000 shares offered will be sold.

75%

Maximum

Public Price per share	$ 0.20
Net tangible book value per share before the offering	$ (0.0173)
Increase per share attributable to amount invested by the public	$ 0.0519
Net Tangible book value per share after the offering	$ 0.0345
Dilution to public investors	$ (0.1586)
Percentage Dilution	(82.11)%

	Shares of Common Stock Purchased	Aggre- gate Consi- deration	% of Total Shares	% of Total Consi- deration	Average Consi- deration per Share

Present Shareholders	6,880,000	$ (119,084)	75.36	(37.75)%	(0.0173)
Investors	2,250,000	$ 434,500	24.64%	137.75%	0.20
Totals	9,130,000	$ 315,416	100.00%	100.00%

50%

Maximum

Public Price per share	$ 0.20
Net tangible book value per share before the offering	$ (0.0173)
Increase per share attributable to amount invested by the public	$ 0.03700
Net Tangible book value per share after the offering	$ 0.0197
Dilution to public investors	$ (0.1699)
Percentage Dilution	(89.59)%

	Shares of Common Stock Purchased	Aggre- gate Consi- deration	% of Total Shares	% of Total Consi- deration	Average Consi- deration per Share

Present Shareholders	6,880,000	$ (119,084)	82.10%	(71.99)%	(0.0173)
Investors	1,500,000	$ 284,500	17.90%	171.99%	0.20
Totals	8,380,000	$ 165,416	100.00%	100.00%

25%

Maximum

Public Price per share	$ 0.20
Net tangible book value per share before the offering	$ (0.0173)
Increase per share attributable to amount invested by the public	$ 0.0193
Net Tangible book value per share after the offering	$ 0.0020
Dilution to public investors	$ (0.1773)
Percentage Dilution	(98.87)%

	Shares of Common Stock Purchased	Aggre- gate Consi- deration	% of Total Shares	% of Total Consi- deration	Average Consi- deration per Share

Present Shareholders	6,880,000	$ (119,084)	90.17%	(772.47)%	(0.0173)
Investors	750,000	$ 134,500	09.83%	872.47%	0.20
Totals	7,630,000	$ 15,416	100.00%	100.00%

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10%

Maximum

Public Price per share	$ 0.20
Net tangible book value per share before the offering	$ (0.0173)
Increase per share attributable to amount invested by the public	$ 0.0069
Net Tangible book value per share after the offering	$ (0.0104)
Dilution to public investors	$ (0.2104)
Percentage Dilution	(107.00)%

	Shares of Common Stock Purchased	Aggre- gate Consi- deration	% of Total Shares	% of Total Consi- deration	Average Consi- deration per Share

Present Shareholders	6,880,000	$ (119,084)	95.82%	(159.66)%	(0.0173)
Investors	300,000	$ 44,500	04.18%	59.66%	0.20
Totals	7,180,000	$ (74,584)	100.00%	(100.00)%

Description of Business

    Business History. Our business has been operating for two years. We have two years operating history.

No Merger or Acquisitions. No officer, director, promoter or affiliate of our corporation have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements or understandings, with any representative of the owners of any business or company regarding the possibility of an acquisition or merger transaction. There are no finders' fees, consulting fees, or other compensation to be paid to officers, directors, promoters or other affiliates or associates from revenues or other funds from an acquisition or merger candidate, or by the issuance of securities. We have no consultants, nor have we had or plan to have any negotiations for a merger or business combination with any other entity.

Our Industry . The United States Securities and Exchange Commission ("SEC") has established a program for the electronic filing of documents under the federal securities laws, entitled ELECTRONIC DATA GATHERING ANALYSIS AND RETRIEVAL ("EDGAR®"). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package. This electronic format, usually in ASCII, includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR® allows registrants to file and the public to retrieve disclosure information electronically.

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The SEC began the development of EDGAR® with a pilot program in 1984. Through a phase-in schedule, the SEC assigned one of ten dates by which all public companies must start filing disclosure documents through the EDGAR ® system, which began April 26, 1993. All publicly-held companies were expected to be required to file disclosure documents through EDGAR® by May, 1996, according to the phase-in schedule. In addition, OTCBB® companies are expected to file registration statements with the SEC via EDGAR®. Non-reporting companies, whose securities were already quoted on the OTCBB® on January 4, 1999, will be phased into compliance with the new requirements beginning in July 1999 and ending in June 2000, or they will be de-listed.

Our Company . We are a filing services company for corporations. Our acquired and wholly owned subsidiary EdgarCFS , Inc. was incorporated on April 24, 2001. The webpage for the company was online shortly thereafter. With two years of edgar® filing in the company's background we are an established business. Our filing agents have background experience in all areas of business ranging from Corporate Paralegal to Real Estate Marketing and Advertising and MCSE Certification.

Our Services and Products . We are a full public corporate services company. The services range from our new HTML filing to providing Forms for submission to the SEC to Financial Printing for your shareholders and business affiliates. EDGAR®ization of the Company's clients' filings can normally be accomplished rapidly - normally within 24 hours or less - and the Company gives a hard copy proof to each of its clients for final approval prior to any SEC "live" uploads. Standard conversion service includes everything appearing on the following list with prices starting at approximately $12.00 per page. The Company, of course, earns additional fees for more complex document translations and EDGAR® format conversions. The services provided by "ECFS" in connection with electronic fling include:

Conversion of a client's document to the SEC's EDGAR® format;

Creation of header data using SEC-approved software;

Tagging of a client's document in accordance with SEC rules and regulations;

Organization of a submission by specific type;

Running a validation program prior to submission;

Testing the filing with SEC issued software;

Providing a printed version for proofing;

Transmitting a Test Filing to the SEC;

Transmitting a live filing to the SEC upon client approval;

Notification upon successful transmission of a filing;

Maintenance of strict confidentiality prior to public dissemination to EDGAR®;

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Storage of all filings for a minimum of two (2) years in our database;

A hard copy of both the client copy and the edgar®ized copy sent via UPS to the client;

A year end copy of all of the clients filings saved to CDR sent to the client via UPS

In addition, the Company provides financial data tables or other difficult-to-format items input prior to each client getting to the EDGAR®ization stage, and "ECFS" will also work evenings and weekends in order to get a client's timely EDGAR®ization filed.

Positioning . "ECFS" is a full service company, yet our services don't stop at what we offer online. Because of our ties in business our staff offers help even after our job is done, and most of the time free of charge. If we have a client that is in need of a service or supplier that we have access to and trust we will put the two of them in touch. We follow our customers needs past the scope of our services offered if and whenever possible. We believe this attitude brings and has brought us a positive reputation with all of our clients, and through satisfaction has brought on many new clients and leads.

Pricing . Until recently our pricing was one of the least expensive in this market of conventional EDGAR®izing services. We have been offering to beat our competitors pricing by 10%. Now with our new HTML Conversion software, as far as we can tell, we offer the lowest prices on the market offering full HTML Conversion, and still offering to beat our competitors by 10%. Our pricing for the new conversions has increased fractionally only to reflect the cost of the software and the time for file preparation. This increase allows us to remain competitive in the field of Filing Agents, yet maintaining our highest quality standards regarding detail. We also offer a 25% discount to our clients for the first full year of all of their filings.

The Market: Customers . We have currently approximately twenty (20) clients and are generating approximately two (2) to six (4) new clients per month. As such, our revenues are not dependent on any one or even a few major customers. The kinds of filings our clients bring us range from two (2) or three (3) filings per year as a Form 4 or Form 5, extending to annual and quarterly and current filings, on forms 10-KSB, 10-QSB and 8-K. Our customers are generally small business filers.

Market Size/Trends . Our main market lies in the OTCBB® (Over-The-Counter Bulletin Board). There are over 3000 companies listed reporting on the OTCBB® currently. Every day new companies start up and apply to the market. In 2002 the SEC announced that they will require in the future that all reporting companies file all reports in HTML format. With this regulation in place "ECFS" has hoped to stay ahead of the game by establishing themselves as one of the main HTML Filing Agents on the market before the regulated change. These regulations can be viewed at http://www.sec.gov for a complete guide to filing regulations and proposed regulations effecting the market.

Competition . Our competition in the Edgar® conversion process saw a drastic growth in the years of 2001 and 2002. This growth was part and parcel to the easier access to conversion software and the need for in house control of the filing process. "ECFS" has stayed competitive in this time because of our high standards client satisfaction and our ability to grow with the market offering complete services from beginning to end of the process. Also utilizing our contacts database. Our pricing with the competition has been the basis for bringing on and maintaining our client base.

Estimated Market Share . Until recently "ECFS" has maintained a small loyal client base. Beginning late in 2002 until the early months of 2003 "ECFS" has strived to bring the competitive edge that we have maintained in our pricing to other areas of the business for our clients. In areas such as our new Flash® website being extremely user friendly for your "one stop" shop, our business scope for the next year includes offering a full range of services such as Transfer Agent Services, Accounting Services, Legal Services, Printing Services all the way up to Corporate recognition through advertising. With our website having the ability to service you all in one place. With all of this coming about, our market growth has great potential for a likely growth of 100% or more in the next fiscal year.

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Sales Distribution and Marketing Strategy . The Company believes that the current marketplace of established EDGAR® filers is highly fragmented, with literally dozens of EDGAR® filers located throughout the country. The same goes for all of the services offered to a publicly reporting company such as accountants, transfer agents and printers. As such, the Company believes that there is an opportunity for a publicly-traded EDGAR® company to partner with appropriately priced, yet reputable companies of the mentioned trades to establish a larger client database that is still willing to stay loyal to "ECFS". In short, the Company would like to be a consolidator of its industry. The Company can give no assurance, however, that it will be successful as a consolidator, however. "ECFS" has no present plan(s) formal or informal, to create a partnership with any specific service agents nor are there any understandings, arrangements or agreements relating to any partnerships.

Method of Sales . Once our initial website was up and running we began the application process to be listed on the search engines such as MSN®, Yahoo®, Google®, Excite®, and various smaller engines. Currently our listing on these search engines has been consistently in the top 10. The status of your listing on the search engines relies solely on "hits" on your website. We have also listed our company with such promoters such as NetFirms.com, as a highlighted company of the month, and also on Yellow Pages.com as a highlighted service provider.

Advertising and Promotion . Our methods to date have been mainly electronic advertising through banners, search engines and Corporate Highlights. In the coming year we intend to take advantage of more direct forms of advertising. The forms of advertising we are contemplating are "Pop Up" advertising through a search engine, direct e-mail advertising of a straight forward format e-mail template with a lead to our website, and the conventional full color printout advertising mailed via USPS to potential clients. As cost is a high factor in keeping the cost as low as possible for our clients yet generating a reasonable profit, we will be seeking the best means possible in the those areas to benefit both the company and the client.

Management's Discussion and Analysis of Financial
Condition and Results of Operations

     Plan of Operation. Our plan of Operation focuses upon our business providing corporate filing services. We would continue to serve existing customers, and seek to enlarge our customer base, by referrals and selected promotional advertising. We would attempt not only to expand our base locally, but to increase our geographical outreach by marketing and advertising.

Cash Requirements and of Need for additional funds. We have no substantial cash requirements for the next twelve months, for our present minimal operations. We believe that our revenues will be sufficient for minimal operational purposes, and that our debts can managed. It is our goal to grow beyond our initial limited present by increasing our outreach geographically, by promotion, advertising and word of mouth, to acquire better business equipment that non-exclusive use of older personally-owned equipment of our management, and hopefully to increase the number of our filing agents as warranted. We believe this to be a two-year development program. We expect to require about $600,000 to finance and manage our expected expansion in an orderly manner.

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Cautionary Statement: There can be no guaranty of success. The can be no guaranty that our expected expansion will proceed as we envision. There are numerous forseeable and unforeseeable risks of failure of new business ventures. Competition is a major consideration. There are many other pitfalls which may affect actual performance and results.

We will attempt in due course to achieve the public quotation of our common stock, initially on he OTCBB (Over-The-Counter Bulletin Board). In this connection we would expect significant legal and professional expense, in addition to compliance with our current periodic reporting requirements. during the next twelve months. There is no assurance of acceptance for quotation.

We do not anticipate any contingency upon which we would voluntarily cease filing reports with the SEC, even though it may cease to be required to do so, after the effectiveness of this 1934 Act registration. It is in our compelling interest to report our affairs quarterly, annually and currently, as the case may be, generally to provide accessible public information to interested parties, and also specifically to establish and maintain our qualification for the OTCBB.

Operations and Results for the past two fiscal years. Our new business is operating successfully, but certainly at modest levels with a view to our expenses and debts. The great bulk of our general and administrative expenses were for legal, professional, accounting and auditing, in connection with our acquisition, and our special and periodic public reporting.

The Remainder of this Page is Intentionally left Blank

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Operations Selected Information	For the Year ended December 31 2002	For the Year ended December 31 2001	Inception March 26, June 13, 1990 to December 31 2002

Revenues:	$150,155	$12,602	$162,757
Total Revenues	150,155	12,602	162,757

Organizational Expense	0	(5,000)	(5,000)
General & Administrative	(162,881)	(9,139)	(172,020)
Total Expenses	(162,881)	(14,139)	(177,020)

Net (Loss)	(12,726)	(1,537)	(14,263)

We find that without regard to the non-recurring charges for legal and professional expenses, we may have flirted with marginal profitability. This does not take into account that our expenses would be expected to rise as our business volume develops, so that these partial first year figures may not be indicative of future results.

Financial Condition. We have very little cash, but we have very little need for working cash in our service business to stay afloat. Treading water is not an exciting business condition or strategy. We are substantially illiquid and unable to expand much without an increased investment in our future potential.

Balance Sheet: Selected Information	December 31 2002	December 31 2001

Cash	$2,176	$3,463
Current Assets	2,176	3,463

Total Assets	2,176	3,463

Accounts Payable	27,626	0
AP Related Party	54,660	0

Total Liabilities	82,286	0

Common Stock	10,054	5,000
Discount on Stock	(75,901)	0
Accumulated Deficit	(14,263)	(1,537)
Total Equity	(80,110)	3,463

Total Liabilities and Equity	2,176	3,463

Our financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has current revenues and may require further advances from our principal shareholder, or possibly from an additional private placement. Without realization of additional capital, it would be some risk of our ability to continue as a going concern. It is not management's plan to seek additional capital through a merger with an existing operating company. We have acquired our operating subsidiary and will focus our efforts on its business.

Cautionary Statement: Profitability has yet to be demonstrated with confidence, although our revenues, absent non-recurring expenses suggests the possibility of achieving profitability in future periods. There can be no guaranty of success. The can be no guaranty that our expected profitability will materialize in the manner or time anticipated, or at all. There are numerous forseeable and enforceable risks of failure of new business ventures. Competition is a major consideration. There are many other pitfalls which may affect actual performance and results.

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Future Prospects . We expect to conduct our businesses and enlarge our customer base. Investment in our corporation must be deemed highly speculative for the present and indefinite future. There can be no assurance that we will be successful in generating growth in revenues, or raising capital through private placements or otherwise, should we need to do so. Even if we are successful in raising capital through the sources specified, there can be no assurances that any such financing would be available in a timely manner or on terms acceptable to us and our current shareholders. Additional equity financing could be dilutive to our then existing shareholders, and any debt financing could involve restrictive covenants with respect to future capital raising activities and other financial and operational matters.

Directors, Executive Officers, Promoters and Control Persons

Curtis Wade Fox , age 35, is Sole Officer and Director of both our this reporting parent company and EdgarCFS (our acquired subsidiary). Mr. Fox has over 10 years of computer related experience, including 5 years of computer networking. In 1997 he became a Microsoft Certified Systems Engineer (MCSE). From 1994 to 1998 Mr. Fox he was employed by CS Marketing where he set-up and maintained computers as well as created marketing and advertising for over 100 agents. From 1998 to 2000 Mr. Fox was employed by PTD Inc., responsible for the computer networking and maintenance. Since early 2000 he has managed the operations of Best Computers, a company that provides services such as complete PC repair, set-up, maintenance, and troubleshooting in both personal and/or networking environments. The company as provides software, hardware and peripheral installations. He attended MaCome Community College in Mount Clemens Michigan where he studied business management.

Security Ownership of Certain Beneficial Owners and Management

    To the best of our knowledge and belief the following disclosure presents the total security ownership of management and all persons, entities and groups, known to or discoverable by Registrant, to be the beneficial owner or owners of more than five percent of any voting class of Registrant's stock.

Name and Address of Beneficial Owner	Ownership	%
Curtis Wade Fox President/Director 26842 Salinas Lane Mission Viejo, CA 92691	6,000,000	87.21
All Officers and Directors as a Group	6,000,000	87.21

Total Shares Issued and Outstanding: Reference Only	6,880,000	100.00

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Executive Compensation

We have made no provisions for cash compensation to our officer/director. No salaries are being paid at the present time, and will not be paid unless and until there is available cash operations to meet obligations. There are no provisions or policies for officers or directors to receive compensation through the issuance of additional securities. There were no grants of options or SAR grants given to anyone during the last fiscal year.

Employee Agreements

We have no employment agreement with any employee. Employment agreements are subject to the consideration and discretion of our Board of Directors.

Market for Common Stock and Related Matters

Market Information. Our Common Stock has never traded Over the Counter on the Bulletin Board ("OTCBB"), or the Pink Sheets or otherwise. There has been no market activity of any kind in the securities of this Registrant.

Holders. There are presently approximately 50 shareholders of our common stock, holding a total of 6,880,000 shares of common stock. We have no other class of securities or securities of any kind.

Dividends. We have not paid any cash dividends on our Common Stock, and do not anticipate paying cash dividends on our Common Stock in the next year. We anticipate that any income generated in the foreseeable future will be retained for the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, debt service, capital requirements, business conditions, the financial condition of the Company and other factors that the Board of Directors may deem relevant.

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Description of Securities

    Capital Authorized and Issued . We are authorized to issue 100,000,000 shares of a single class of Common Voting Stock, of par value $0.001, of which 6,880.000 are issued and outstanding.

Common Stock . All shares of Common Stock when issued were fully paid for and nonassessable. Each holder of Common Stock is entitled to one vote per share on all matters submitted for action by the stockholders. All shares of Common Stock are equal to each other with respect to the election of directors and cumulative voting is not permitted; therefore, the holders of more than 50% of the outstanding Common Stock can, if they choose to do so, elect all of the directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of shareholders and until their successor is elected and qualified. There are no preemptive rights to purchase any additional Common Stock or other securities of the Registrant. The owners of a majority of the common stock may also take any action without prior notice or meeting which a majority of shareholders could have taken at a regularly called shareholders meeting, giving notice to all shareholders thereafter of the action taken. In the event of liquidation or dissolution, holders of Common Stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of Common Stock, have been paid in full. All shares of Common Stock enjoy equal dividend rights. There are no provisions in the Articles of Incorporation or By-Laws which would delay, defer or prevent a change of control.

Shares Eligible for Future Sale. Upon completion of this offering, if all the shares offered are sold, we will have 8,580,000 shares outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate will be subject to the limitations of Rule 144. An affiliate, in general, is a person who is in a control relationship with our corporation.

Rule 144 is short for Regulation section 230.144, promulgated by the Securities and Exchange Commission pursuant its authority under section 3(b) of the Securities Act of 1933. In general, Rule 144 provides how unregistered securities may be resold. Under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated with those of others) whose restricted shares have been fully paid for and meet the Rule's one-year basic holding provisions, including persons who may be affiliates, may sell restricted securities in brokerage transaction or directly to market makers, in limited amounts only. The amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of the issuer, may not exceed the greater of 1% of the then outstanding shares of our common stock, or the average weekly trading volume if in a trading market during the four calendar weeks immediately preceding such sale or sales.

Of the total, 6,000,000 unregistered shares are held by or Sole Affiliate. These are new Restricted Securities as defined in Rule 144(a). These shares are held for investment and not for resale.

After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates, without regard to those volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokerage transactions or directly to market makers only subject to the limitations mentioned and described in the paragraph preceding.

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There are 880 unregistered shares owned by non-affiliates, which are restricted securities not presently eligible for resale free of restriction. If the existing non-affiliate shareholders, holding 880,000 shares, were to sell their shares into a trading market, at some future time, if and when established, such sales would have downward influence on the market price, especially if sellers outnumbered buyers at any such time.

No predictions can be made as to the effect, if any, that market shares or the availability for sale will have on the price prevailing from time to time. The sale, or availability for sale of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

No prediction can be made as to when and if our common stock may be listed or quoted on any public trading market.

Penny Stock Status . If and when we achieve a market for our common stock, we expect our common stock to come with the "Penny Stock Rules". A "Penny Stock" is a term defined by Rule 3a51-1, of the Securities Exchange Act of 1934. This would make our common stock subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities Exchange Commission, requiring brokers and dealers to do the following in connections with transactions in penny stocks.

Before the transaction, the broker or dealer must approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine, based on that information, that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transaction in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, before the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

Before the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for the customer. on a principal basis unless exempt from doing so under the rules.

Before the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker/dealer, other than a person whose function is solely clerical or ministerial.

The broker or dealer who has effected sales of a penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and estimated market value of the security.

Accordingly, brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time and responsibility involved, and as a result, this may have a deleterious effect on the market for our common stock, if and when such a market may be achieved and created.

Transfer Agent and Registrar . The transfer agent and registrar for our common stock is Madison Stock Transfer, 1813 East 24th Street, Brooklyn NY 11229, Phone (718) 627-4453.

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Plan of Distribution

The shares shall be offered on a self underwritten basis in the States of Arizona, California, New York, Nevada, Florida and in the District of Columbia. The offering is limited in California to those California resident investors who have a minimum gross income of $100,000 the last tax year and expect a minimum gross income of $100,000 during the current tax year, and who have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a total net worth of $500,000; and in addition, the investment must not exceed 10% of the investor's net worth.

The offering is self underwritten by us, which offers shares directly to investors from management, which will offer the shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in our corporation. "Self underwritten" means that this offering does not involve the participation of an underwriter or broker.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may be used by us in our discretion.

This offering of shares shall terminate 12 months after the date of this prospectus. We reserve the right to reject any subscription in whole or part, to allot to any prospective investor less than the number of shares subscribed for by such investor.

Legal Matters

    There are no legal proceedings pending, threatened or suspected, by or against us, as of the preparation of this prospectus and registration statement. The validity of the common stock offered will be passed upon for us by William Stocker, attorney at law, of Capistrano Beach, California.

Experts

The financial statements of Electronic Corporate Filing Services, Inc. , as of December 31, 2002, included in this Prospects and elsewhere in the Registration Statement have been audited by Todd D. Chisholm cpa , PO Box 540216, North Salt Lake UT 84054-0216, independent public accountant for us, as set forth in his reports on our financial statements, and those financial statements are included in reliance on such reports. The validity of the common stock offered will be passed upon for us by William Stocker, attorney at law, of Capistrano Beach, California.

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Disclosure of Commission Position re Indemnity

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the small business issuer, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization within the Last Five Years

    Form and Year of Organization. This reporting parent Corporation was duly incorporated in Nevada on June 13, 1990, as NNN-Huntor Associates, Inc. On or about December 15, 1999, we reincorporated and restated our articles of incorporation to change our corporate name to Mayscom, Inc. , to increase our authorized capital to the present 100,000,000 shares, and to change the par value of each share from $0.01 to the present $0.001. On or about January 15, 2002, we acquired all of the capital stock of EdgarCFS, Inc. for 6,000,000 (Six Million) new investment shares of common stock, and changed the corporate name accordingly to our present name.

Issuance of Common Stock. On June 13, 1990, we issued 110,000 shares of common stock for organizational services and expenses to founder Miller Mays III, for provision of the initial business plan to enter the long-distance reselling business, and for services as our former Chief Executive Officer. Between June of 1990 and February of 1994, we issued a total of 90,000 to a total of 201 sophisticated investors, with pre-existing relationships with management, in separate issuances, all at $0.01 (then the par value of our common stock) per share, and all pursuant to section 4(2) of the Securities Act of 1933. As a result of the foregoing, we had 200,000 shares issued and outstanding as of February 16, 1994.

On January 25, 2000, we then effected a 40 for 1 forward split of our common stock, such that the former 200,000 shares became 8,000,000 shares issued and outstanding.

On March 28, 2000, we placed 444,000 (post-forward) new investment shares to 13 highly sophisticated investors (with pre-existing relationships with management) at $0.25 per share, pursuant to Section 4(2) of the 1933 Act. As a result of the foregoing, we had 8,444,000 shares issued and outstanding and 214 shareholders of record.

On or about January 15, 2002, we acquired all of the capital stock of EdgarCFS, Inc. for 6,000,000 (Six Million) new investment shares of common stock, and changed the corporate name accordingly to our present name. Miller M. Mays III, the previous controlling shareholder cancelled all but 10,000 of his 4,400,000 shares. The Owner of the acquired subsidiary has become the controlling shareholder of this resulting corporation. The Plan of Reorganization and Acquisition ("the Plan") is found as Attachment A, to our Definitive Information Statement, filed on or about March 29, 2002. The acquired Subsidiary was a private Nevada corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, incorporated on April 24, 2001.

During October of 2002, other shareholders agreed to further cancellation totaling 3,174,000 shares in the aggregate. These were share originally issued to non-affiliates during 1991 through 1992. This additional cancellation became effective in 2003.

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		12/31/98 Start	12/15/99 40 for 1

	Pre-'99	200,000	8,000,000
3/28/00	Investors		444,000

12/31/01	Issued and Outstanding		8,444,000

	Carried		8,444,000
1/10/02	Cancel affiliate		(4,390,000)
1/10/02	Acquisition		6,000,000
12/31/02	Issued and Outstanding		10,054,000

	Carried		10,054,000
1/01/03	Additional Cancellations		(3,174,000)
3/31/02	Issued and Outstanding		6,880,000

There are no lock-up or shareholder pooling agreements between or among shareholders of this Registrant. All shares are owned and controlled independently by the persons to whom they are issued.

Description of Property

    We have no property and enjoy the non-exclusive use of office, computer and telephone of our officer during the year 2002. During 2002 our officers made use of his personal computers, not owned by the corporation.

Certain Relationships and Related Transactions

On January 15, 2002, Curtis Fox was the sole owner of EdgarCFS, Inc. , a private Nevada corporation. On that day we acquired EdgarCFS, Inc. as a wholly-owned subsidiary, issuing Mr. Fox 6,000,000 shares. Mr. Fox was then appointed our sole officer/director, which positions he holds currently.

Additional Information

We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, as provided by the applicable rules. Statements in this Prospectus about any contract, agreement or other document are not necessarily complete. The registration statement may be inspected without charge, and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington DC 20549, or on the Internet at http://www.sec.gov.

    None.

Index to Consolidated Financial Statements

    (AFK-02A) Audited Financial Statements for the years ended December 31, 2002, 2001 and Inception.

(UFQ2-03) Un-Audited Financial Statements for the three months and six months ended June 30, 2003

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Electronic Corporate Filing Services, Inc.

Audited Financial Statements for

December 31, 2002 and 2001

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C O N T E N T S

Independent Auditors’ Report

Consolidated Balance Sheet

Consolidated Statements of Operations

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to the Financial

Page - 27

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Electronic Corporate Filing Services, Inc.

We have audited the accompanying consolidated balance sheet of Electronic Corporate Filing Services, Inc. (a Development Stage Company) as of December 31, 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended and from inception on June 13, 1990 through December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Electronic Corporate Filing Services, Inc. (a Development Stage Company) as of December 31, 2002 and the results of its operations and cash flows for the year then ended and from inception on June 13, 1990 through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company’s recurring operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Chisholm & Associates
Chisholm & Associates
North Salt Lake, Utah
March 25, 2003

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Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Consolidated Balance Sheet

December 31,
2002
ASSETS
CURRENT ASSETS
Cash	$2,176

Total Current Assets	2,176

TOTAL ASSETS	$2,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$27,626
Accounts payable - related party	54,660

Total Current Liabilities	82,286

STOCKHOLDERS’ EQUITY
Common stock, authorized
100,000,000 shares of $0.001 par value,
issued and outstanding 10,054,000 shares	10,054
Discount on Stock	(75,901)
Deficit accumulated during the development stage	(14,263)

Total Stockholders’ Equity	(80,110)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,176

The accompanying notes are an integral part of these consolidated financial statements.

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Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Consolidated Statements of Operations

			From
			Inception on
			April 24,
	For the Years Ended		2001 Through
	December 31,		December 31,
	2002	2001	2002
REVENUE	$150,155	$12,602	$162,757

EXPENSES
Organization Costs	-	5,000	5,000
General and administrative	162,881	9,139	172,020

Total Expenses	162,881	14,944	177,020

NET LOSS	$(12,726)	$(1,537)	$(14,263)

NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES
OUTSTANDING	9,942,932	6,000,000	8,336,315

The accompanying notes are an integral part of these consolidated financial statements.

Page - 30

Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Consolidated Statement of Stockholders' Equity

				Deficit
				Accumulated
				During the
	Common Stock		Discount	Development
	Shares	Amount	On Stock	Stage
Balance at inception April 24, 2001	-	$-	$-	$-
Stock issued for organization costs	6,000,000	6,000	(1,000)	-
Net loss for the year ended
December 31, 2001	-	-	-	(1,537)

Balance, December 31, 2001	6,000,000	6,000	(1,000)	(1,537)
Reverse acquisition adjustment	4,054,000	4,054	(74,901)	-
Net loss for the year ended
December 31, 2002	-	-	-	(12,726)

Balance, December 31, 2002	10,054,000	$10,054	$(75,901)	$(14,263)

The accompanying notes are an integral part of these consolidated financial statements.

Page - 31

Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Consolidsted Statement of Cash Flows

			From
			Inception on
			April, 24
	For the Years Ended		2001 Through
	December 31,		December 31,
	2002	2001	2002
CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss	$(12,726)	$(1,537)	$(14,263)
Adjustments to reconcile net loss to net
cash used by operations:(Net of acquisition)
Stock issued for services	-	5,000	5,000
Accounts payable	11,439	-	11,439
Accounts payable - related party	-	-	-

Net Cash Used by Operating Activities	(1,287)	3,463	2,176
CASH FLOWS FROM INVESTMENT
ACTIVITIES
Net cash Provided by Investing
Activities	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES
Issued common stock for cash	-	-	-

Net Cash Provided by Financing
Activities	-	-	-

NET INCREASE IN CASH	(1,287)	3,463	2,176
CASH, BEGINNING OF PERIOD	3,463	-	-

CASH, END OF PERIOD	$2,176	$3,463	$2,176

The accompanying notes are an integral part of these consolidated financial statements.

Page - 32

Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2002

NOTE 1 - Summary of Significant Accounting Policies

a. Organization

NNN Huntor Associates Inc. (the Company) was incorporated on June 13, 1990 under the laws of the state of Nevada. On January 24, 2000, the shareholders of the Company approved a name change to Mayscom, Inc. and approved a 1:40 common stock split. As a result, the 200,000 issued and outstanding shares of common stock were converted to 8,000,000 shares of common. The financial statements and notes have been restated to reflect this split as if it had occurred from inception.

On January 10, 2002 the Company acquired all of the capital stock of EdgarCFS, Inc. in exchange for 6,000,000 shares of Mayscom, Inc. The merger was treated as a reverse merger with Edgar CFS, Inc. being the accounting acquirer, therefore, all historical financial information prior to the acquisition date is that of Edgar CFS, Inc. Pursuant to the merger, the company changed their name from Mayscom, Inc. to Electronic Corporate Filing Services, Inc. Net Deficit acquired from the acquisition amounted to $70,847. The Company has had limited operations in the form of Edgar filing services and is in the development stage according to Financial Accounting Standards Board Statement No. 7.

b. Accounting Method

The Company recognizes income and expense on the accrual basis of accounting.

c. Loss Per Share

The computation of loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

			From
			Inception on
			April 24,
	For the Years Ended		2001 Through
	December 31,		December 31,
	2002	2001	2002
Numerator - loss	$(12,726)	$(1,537)	$(14,263)
Denominator - weighted average
of shares outstanding	9,942,932	6,000,000	8,336,315

Loss per share	$(0.00)	$(0.00)	$(0.00)

Page - 33

Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2002

NOTE 1 - Summary of Significant Accounting Policies (Continued)

d. Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

e. Provision for Income Taxes

No provision for income taxes has been recorded due to net operating loss carry forwards totaling approximately $14,263 that will be offset against future taxable income. These NOL carry forwards begin to expire in the year 2011. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forward will expire unused.

Deferred tax assets and the valuation account is as follows at December 31, 2002.

Deferred tax asset:

NOL carry forward	$4,849
Valuation allowance	(4,849)

Total	$-

f. Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and expenses during the reporting period. In these financial statements, assets, liabilities and expenses involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

g. Principles of Consolidation

For the year ended December 31, 2002, the consolidated financial statements include the books and records of Electronic Corporate Filing Services, Inc., and Edgar CFS, Inc. All inter-company transactions and accounts have been eliminated in the consolidation.

Page - 34

Electronic Corporate Filing Services, Inc.
(and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2002

NOTE 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had recurring operating loss and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management’s plan to expand its operations and customer base in edgar filing services to generate the necessary revenue.

NOTE 3 - Development Stage Company

The Company is a development stage company as defined in Financial accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and defining its business operation in order to generate significant revenues.

NOTE 4 - Related Party Transactions

During the year, the Company incurred $15,987 in accounting and other professional fees to Intrepid International, a shareholder. The total amount owed to this shareholder for these services at December 31, 2002 is $54,660.

NOTE 5 - Equity

During January 2002, the Company acquired Edgar CFS, Inc., in a reverse acquisition method of a business combination. The Company issued 6,000,000 shares of common stock in the acquisition, however due to the reverse acquisition accounting, the issuance is treated as a stock split retroactive to inception. The reverse acquisition adjustment of 4,054,000 consists of the minority shareholders of Mayscom, Inc. prior to the merger. The Net Deficit of Mayscom, Inc. at acquisition was $70,847, and was rolled into discount on stock as part of the reverse acquisition adjustment.

Page - 35

Electronic Corporate Filing Services, Inc.

Un-Audited Financial Statements for

June 30, 2003

Page - 36

Electronic Corporate Filing Services, Inc.
Balance Sheets

	June 30,	December 31,
	2003	2002
	(Unaudited)
ASSETS
Current Assets
Cash	$1,408	$2,176

Total Current Assets	1,408	2,176

Property & Equipment, Net	-	-

Total Assets	$1,408	$2,176

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$27,626	$27,626
Notes Payable - Related Party	92,866	54,660

Total Current Liabilities	120,492	82,286

Total Liabilities	120,492	82,286

Stockholders' Equity
Common Stock, Authorized 100,000,000 Shares of $.001 Par Value,
6,880,000 and 10,054,000 shares issued and outstanding respectively	6,880	10,054
Additional Paid in Capital	(72,727)	(75,901)
Accumulated Deficit	(53,237)	(14,263)

Total Stockholders' Equity	(119,084)	(80,110)

Total Liabilities and Stockholders' Equity	$1,408	$2,176

The accompanying notes are an integral part of these financial statements.

Page - 37

Electronic Corporate Filing Services, Inc.
Statement of Operations

	For the six	For the six	For the three	For the three	From Inception
	months ended	months ended	months ended	months ended	on April 24,2001
	June 30,	June 30,	June 30,	June 30,	through June 30,
	2003	2002	2003	2002	2003

Revenues	$20,302	$25,244	$8,124	$16,565	$182,058

Operating Expenses
General & Administrative	59,276	40,130	23,549	25,473	235,295

Total Operating Expenses	59,276	40,130	23,549	25,473	235,295

Operating Income (Loss)	(38,974)	(14,886)	(15,425)	(8,908)	(53,237)

(Loss) from Investment	-	-	-	-	-
Gain on Settlement of debt	-	-	-	-	-

Net (loss) from operations	(38,974)	(14,886)	(15,425)	(8,908)	(53,237)

Other Income (Expense)
Miscellaneous Income	-	-	-	-	-
Interest Expense	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

Net Income (Loss)	$(38,974)	$(14,886)	$(15,425)	$(8,908)	$(53,237)

Net Income (Loss) Per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average Shares Outstanding	7,932,155	10,054,000	5,833,626	10,054,000	7,369,570

The accompanying notes are an integral part of these financial statements.

Page - 38

Electronic Corporate Filing Services, Inc.
Statement of Cash Flows

				From inception
	For the six months ended			on April 24, 2001
	June 30,			through June 30,
	2003		2002	2003

Cash Flows from Operating Activities

Net Income (Loss)	$(38,974)		$(14,886)	$(53,237)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operations:
Loss on sale of securities	-		-	-
Stock Issued for Services	-		-	5,000
Loss on settlement of notes receivable	-		-	-
Interest on notes payable - related party	-		-	-
Change in Assets and Liabilities	-		-	-
(Increase) in interest receivable	-		-	-
Increase (Decrease) in Accounts Payable and Accrued Expenses	38,206		15,533	49,645

Net Cash Provided(Used) by Operating Activities	(768)		647	1,408

Cash Flows from Investing Activities
Payment for notes receivable			-	-
Proceeds in acquisition of Edgar CFS	-		3,463	-

Net Cash Provided (Used) by Investing Activities	-		3,463	-

Cash Flows from Financing Activities

Capital contribution	-		-	-
Issued common stock for cash	-		-	-
Proceeds from officer	-		-	-
Proceeds from subscription receivable	-		-	-

Net Cash Provided(Used) by Financing Activities	-		-	-

Increase (Decrease) in Cash	(768)		4,110	1,408

Cash and Cash Equivalents at Beginning of Period	2,176		5,252	-

Cash and Cash Equivalents at End of Period	1,408		9,362	$1,408

Cash Paid For:
Interest	$-		$-	$-

Income Taxes	$-	$	$ -	$-

The accompanying notes are an integral part of these financial statements.

Page - 39

Electronic Corporate Filing Services, Inc.
Notes to the Financial Statements
June 30, 2003

GENERAL

Electronic Corporate Filing Services, Inc. (the Company) has elected to omit substantially all footnotes to the financial statements for the three and six months ended June 30, 2003 since there have been no material changes (other than indicated in other footnotes) to the information previously reported by the Company in their Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2002.

UNAUDITED INFORMATION

The information furnished herein was taken from the books and records of the Company without audit. However, such information reflects all adjustments which are, in the opinion of management, necessary to properly reflect the results of the interim period presented. The information presented is not necessarily indicative of the results from operations expected for the full fiscal year.

Page - 40

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 . Indemnification of Directors and Officers.

    There is no provision in the Articles of Incorporation, nor the By-Laws of the Corporation, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. The Registrant is aware of certain provision of the Nevada Corporate Law which affects indemnity of Officers or Directors. NRS 78.7502 provides for mandatory indemnification of officers, directors, employees and agents, substantially as follows: the corporation shall indemnify a director, officer, employee or agent of a corporation; to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, in which he or she had no reasonable cause to believe his or her conduct was unlawful.

Item 25 . Other Expenses of Offering and Distribution.

    We estimate that expenses payable by us in connection with this offering (other than inapplicable underwriting discount and commissions and reasonable expense allowance) will be as follows:

Registration Fees:	$
Printing and engraving	$
Accounting fees and expenses	$
Transfer Fees:	$
Legal fees and accounting (other than Blue Sky)	$
Blue Sky fees and expense (including legal and filing fees)	$

Total	$0

Item 26 . Recent Sales of Unregistered Securities.

    Within the past three years we have issued and sold the following securities without registration.

On March 28, 2000, we placed 444,000 new investment shares to 13 highly sophisticated investors (with pre-existing relationships with management) at $0.25 per share. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

On or about January 15, 2002, we acquired all of the capital stock of EdgarCFS, Inc. ("ECFS") for 6,000,000 (Six Million) new investment shares of common stock, to a single owner, pursuant to Section 4(2) of the Securities Act of 1933.

Page - 41

Item 27 . Exhibits.

( a ) Attachments.

(A) Audit Committee Report

5.1 Opinion and Consent of Counsel.

23.1 Consent of Independent Auditor

(31) Section 302 Certification

(32) Certification Pursuant to 18 usc Section 1350

Exhibits Incorporated by Reference from our last Annual Report

Exhibit    Description of Exhibit

3.1 Articles of Incorporation : January 21, 2000

3.2 Articles of Amendment: January 25, 2000

3.3 By-Laws

Exhibits Incorporated by Reference from our Definitive Information Statement (3/29/02)

Attachment    Description of Exhibit

A. Plan of Reorganization - filed 03-29-2002

C. Audited Financial Statements: EdgarCFS, Inc. 12/31/01 - filed 03-29-2002

Item 28 . Undertakings.

Electronic Corporate Filing Services, Inc, in connection with this offering, hereby undertakes to file, during any period in which it offers or sells securities under Rule 415 of the Securities Act of 1933, a post-effective amendment to this registration statement to:

(a) include any prospectus required by section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) [§230.434(b)], if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

Page - 42

"ECFS" further undertakes to file a post-effective amendment to remove from registration any securities which remain unsold at the end of the offering.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that has reasonable grounds to believe that it meets the requirements of filing on Form SB-2 and authorized his registration statement to be signed on its behalf by the undersigned, in the City of Capistrano Beach, California, and dated as follows:

Dated: 9/15/03
Electronic Corporate Filing Services, Inc.

by

/s/Curtis W. Fox
Curtis W. Fox
sole officer and director

Page - 43

Exhibit A

Audit Committee Report

Page - 44

Electronic Corporate Filing Services, Inc.
Form Type: SB-2

AUDIT COMMITTEE REPORT

The Audit Committee of is composed of the Corporation's Board of Directors. I, Curtis Fox am presently the Sole Officer and Director and member of the Committee. The Committee recommended, subject to stockholder ratification, the selection of the Corporation's independent accountants.

Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with the generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61.

The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, and the Committee discussed with the independent accountant that firms independence.

Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-KSB for the year ended 12/31/02 filed with the Securities and Exchange Commission.

Dated: 9/15/03

/s/Curtis W. Fox
Curtis W. Fox
Audit Committee Member/Director

Page - 45

Exhibit 5.1

Opinion and Consent of Counsel.

Page - 46

LAW OFFICES OF
WILLIAM STOCKER
PHONE (949) 487-7295                               34190 Sepulveda Avenue Suite 200                            FAX (949) 487-7285
CAPISTRANO BEACH, CA 92624

September 15, 2003
Curtis Fox, President
Electronic Corporate Filing Services, Inc.,
26842 Salinas Lane
Mission Viejo CA 92691

Dear Mr. Fox:

I have been retained as Special Securities Counsel to review the within Registration Statement, and to opine as to the shares offered.

The Issuer is Nevada Corporation in good standing. The Articles of Incorporation, as presently in force allow the issuance of an aggregate of 100 million shares of common stock, of par value $0.001. There are presently 6,880,000 shares issued. The Articles provide that no shareholder shall have any preemptive rights to purchase additional shares. The Articles also provide that shares issued shall be fully paid and non-assessable.

It is accordingly my opinion that the 600,000 shares offered, or any portion of them as may be placed or sold, if and when placed or sold, would be validly issued, fully paid and non-assessable, with no preemptive rights, pursuant to the laws of Nevada and the constituent documents of the Nevada Corporation.

I consent to the inclusion of this opinion in the Issuer's Registration Statement, for the registration of those 3,000,000 shares.

 /s/William Stocker
William Stocker
special securities counsel

Page - 47

Exhibit 23.1

Consent of Independent Auditor

Page - 48

Todd D. Chisholm cpa
PO Box 540216
North Salt Lake UT 84054-0216

September 15, 2003

Curtis Fox, President
Electronic Corporate Filing Services, Inc. ,
26842 Salinas Lane
Mission Viejo CA 92691

Dear Mr. Fox:

I have reviewed the Form SB-2 , for the registration of 3,000,000 shares of common stock, under the Securities Act of 1933.

I have opined on the financial statement of Electronic Corporate Filing Services, Inc. , and I now consent to the inclusion of my Report on those financial statements in this Registration Statement.

/s/Todd D. Chisholm, cpa
Todd D. Chisholm, cpa

Page - 49

Exhibit 31

Section 302 Certification

Page - 50

   CERTIFICATIONS PURSUANT TO SECTION 302

I, Curtis W. Fox, certify that:

1. I have reviewed this Registration Statement on Form SB-2 of Electronic Corporate Filing Services, Inc. ;

2. Based on my knowledge, this  report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this  report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this  report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this Annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this Annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: 9/15/03

/s/Curtis W. Fox
Curtis W. Fox
Sole Officer/Director

Page - 51

Exhibit 32

CERTIFICATION PURSUANT TO 18 USC SECTION 1350

Page - 52

 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CURTIS W. FOX

In connection with the Annual Report of Electronic Corporate Filing Services, Inc. , a Nevada corporation (the "Company"), on Form SB-2, dated September 15, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Curtis W. Fox, Sole Officer/Director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)   of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 9/15/03

/s/Curtis W. Fox
Curtis W. Fox
Sole Officer/Director
tabl

Page - 53